UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): SEPTEMBER 27, 2006

JAVA EXPRESS, INC.

(Exact name of registrant as specified in its charter)

NEVADA                                   000-50547                            88-0515333

(State or other jurisdiction of incorporation)  (Commission File No.) (I.R.S. Employer Identification No.)

5017 Wild Buffalo Avenue, Las Vegas, Nevada 89131

(Address of principal executive offices)

(702) 839-1098

(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

     240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

     240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01. Changes in Registrant’s Certifying Accountant

On September 27, 2006, Robison, Hill & Co., Certified Public Accountants (“Robison Hill”) resigned as our independent auditor.  Our board of directors approved the resignation.   Robison Hill had audited our financials statements for the fiscal years ended March 31, 2006 and 2005 and those reports for each of the two fiscal years were modified as to the uncertainty of our ability to continue as a going concern.  Except for this modification, the reports did not contain an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  There were no disagreements between Java Express, Inc and Robison Hill on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding the date of Robison Hill’s resignation.

On September 28, 2006, Java Express, Inc. engaged Madsen & Associates CPA’s Inc. (“Madsen & Associates”) as our independent auditors.  Our board of directors approved the engagement of Madsen & Associates.  During the two most recent fiscal years ended March 31, 2006 and 2005, and through September 28, 2006, we did not consult with Madsen & Associates regarding either:

(i)  the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Madsen & Associates concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)

any matter that was either the subject of a disagreement or a reportable event.

ITEM 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01: Financial Statements and Exhibits

Exhibit No.

Description

  16.1

Letter of Agreement from Robison Hill

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVA EXPRESS, INC.

Date:  September 28, 2006

By: /s/ Howard Abrams

Name:  Howard Abrams

Title: Chief Executive Officer

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